BRITISH COLUMBIA

**Ministry of Finance**
Corporate and Personal
Property Registries
www.corporateonline.gov.bc.ca

**Mailing Address:**
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3

**Location:**
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

# Notice of Articles

*BUSINESS CORPORATIONS ACT*

**CERTIFIED COPY**
Of a Document filed with the Province of British Columbia Registrar of Companies

RON TOWNSHEND
November 15, 2005

*This Notice of Articles was issued by the Registrar on: November 15, 2005 09:27 AM Pacific Time*

*Incorporation Number:* **BC0590439**

*Recognition Date: Incorporated on August 10, 1999*

## NOTICE OF ARTICLES

**Name of Company:**

ENTERRA SYSTEMS INC.

### REGISTERED OFFICE INFORMATION

**Mailing Address:**
1810 1111 W GEORGIA ST
VANCOUVER BC V6E 4M3
CANADA

**Delivery Address:**
1810 1111 W GEORGIA ST
VANCOUVER BC V6E 4M3
CANADA

### RECORDS OFFICE INFORMATION

**Mailing Address:**
1810 1111 W GEORGIA ST
VANCOUVER BC V6E 4M3
CANADA

**Delivery Address:**
1810 1111 W GEORGIA ST
VANCOUVER BC V6E 4M3
CANADA

## DIRECTOR INFORMATION

**l Name, First Name, Middle Name:**
EPPICH, RICHARD

**Mailing Address:**
#12 - 1583 PEMBERTON AVENUE
NORTH VANCOUVER BC V7P 2S4
CANADA

**Delivery Address:**
#12 - 1583 PEMBERTON AVENUE
NORTH VANCOUVER BC V7P 2S4
CANADA

## RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

October 25, 2005

## AUTHORIZED SHARE STRUCTURE

| | | | |
|---|---|---|---|
| 1. | No Maximum | Common Shares | Without Par Value<br><br>Without Special Rights or Restrictions attached |
| 2. | 100,000,000 | Class A Preference Shares | Without Par Value<br><br>With Special Rights or Restrictions attached |